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                                                                     EXHIBIT 1.1

                          SUPERIOR WELL SERVICES, INC.

                             UNDERWRITING AGREEMENT


                                                                   July 28, 2005


KeyBanc Capital Markets, a division of
   McDonald Investments Inc.
As Representative of the several Underwriters
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114

Ladies and Gentlemen:

                  Superior Well Services, Inc., a Delaware corporation (the "Company"), together with the stockholders of the Company listed in Schedule A hereto (the "Selling Stockholders"), severally propose, subject to the terms and conditions stated herein, to sell 5,620,000 shares (the "Firm Securities") of common stock of the Company, par value $0.01 per share (the "Common Stock"), to the several underwriters named in Schedule B hereto (the "Underwriters"), for whom you are acting as Representative (the "Representative"). The Firm Securities consist of 4,433,193 authorized but unissued shares of Common Stock to be issued and sold by the Company and 1,186,807 outstanding shares of Common Stock to be sold by the Selling Stockholders.

                  In addition, the Company also proposes to grant the Underwriters an option to purchase up to 840,000 additional shares of Common Stock, respectively (the "Optional Securities"). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the "Securities." The Company and the Selling Stockholders hereby confirm the agreement with you, acting as the Representative of the Underwriters.

                  On or prior to the First Delivery Date (as defined below), the Company will complete a series of transactions (the "Formation Transactions") described in the Prospectus (as defined below) under the caption "Certain Relationships and Related Party Transactions--The Contribution Agreement." As part of the Formation Transactions, certain persons and entities will contribute interests in certain limited partnerships and limited liability companies to the Company in exchange for shares of Common Stock in the Company. For the purpose of this Agreement, "Formation Transaction Agreements" shall mean, collectively,
(i) the Contribution Agreement filed as Exhibit 1.2 to the Registration Statement (the "Contribution Agreement") and (ii) the Registration Rights Agreement filed as Exhibit 4.2 to the Registration Statement (the "Registration Rights Agreement").

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:


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         (a)               The Company has prepared and filed with the
                  Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-124674) covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), including the preliminary prospectus relating to the Securities. Such registration statement, including the exhibits thereto and schedules thereto, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. Any preliminary prospectus, included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Securities Act Regulations before a prospectus in final form is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called a "Preliminary Prospectus." The final prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          (b) Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or, to the Company's knowledge, are contemplated by the Commission.

         (c) The Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any supplements thereto, as of its date or the date of such supplement and on each Delivery Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not


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                  misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or the Prospectus or any supplement thereto made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e). There are no contracts or other documents required to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

         (d) The Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the Delaware General Corporation Law (the "DGCL"), with the requisite power and authority to own and lease its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties, business prospects (other than as a result of an event, circumstance or condition applicable to the oil and gas or oilfield services industries as a whole) or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect").

         (f) As of the First Delivery Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than those described in the Prospectus under the caption "Certain Relationships and Related Party Transactions--The Contribution Agreement" (each, a "Subsidiary" and collectively, the "Subsidiaries"). All of the outstanding limited partner interests or limited liability company interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid (except to the extent required under the respective limited partnership agreements and limited liability company agreements of the Subsidiaries, as applicable) and nonassessable (except as may be limited by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act") and, as of the First Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims,


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                  other than those arising under the respective limited
                  liability company agreements and limited partnership agreements of the Subsidiaries.

         (g) Each Subsidiary has been duly formed or organized, as applicable, and is validly existing and in good standing as a limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its formation or organization, as applicable, with the requisite power and authority (limited liability company or limited partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus. Each Subsidiary is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         (h) This Agreement has been duly authorized, executed and delivered by the Company; and the Contribution Agreement and the Registration Rights Agreement have been, duly authorized, executed and delivered by the Company and each of the Contribution Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (i) The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in the Prospectus; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

         (j) The Common Stock conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus; the Securities to be sold by the Company pursuant to this Agreement have been duly authorized and (i) when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable and (ii) will conform to the description thereof contained in


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                  the Prospectus. All corporate action required to be taken for the issuance of the Securities by the Company pursuant to this Agreement has been validly taken. No preemptive rights of security holders of the Company exist with respect to the issuance and sale of the Common Stock by the Company pursuant to this Agreement. The certificates for the Common Stock of the Company are in due and legal form under Delaware law.

         (k) Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

         (l) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Formation Transaction Agreements, except such as (i) has been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as may be required by state securities or "blue sky" laws, (ii) may be required by the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. ("NASDR"), (iii) has been obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or (iv) is otherwise expressly contemplated by the Contribution Agreement.

         (m) The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the Formation Transaction Agreements and the consummation of the transactions contemplated herein and therein will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the certificate of incorporation, by-laws, limited partnership agreement, limited liability company agreement or similar organizational documents of the Company or any of the Subsidiaries, as applicable, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (ii), for such conflicts, breaches, violations


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                  or defaults that have been waived or as would not,
                  individually or in the aggregate, have a Material Adverse Effect.

         (n) None of the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws, limited partnership agreement, limited liability company agreement or similar organizational documents, as applicable, or in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         (o) Upon consummation of the Formation Transactions, the Company and the Subsidiaries will have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Prospectus or
                  (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. All of the leases and subleases material to the business of the Company and the Subsidiaries, and under which the Company or any of its Subsidiaries holds the properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease.

         (p) The Company and the Subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them; and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if

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                  determined adversely to the Company or any of the
                  Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

         (q) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to individually or in the aggregate, have a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (r) The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (s) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and
                  (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. There are no pending or, to the


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                  knowledge of the Company, threatened administrative,
                  regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

         (t)               [Intentionally omitted.]

         (u) The Company and the Subsidiaries have (i) filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties), except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would have, a Material Adverse Effect.

         (v) The Company and each of the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses.

         (w) The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

         (x) Except as described in the Prospectus, none of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company,
                  (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

         (y) The pro forma consolidated financial statements of the Company, the balance sheet of the Company and the historical combined financial


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                  statements of Superior Well Services, Ltd. ("Superior Ltd.")
                  and Bradford Resources, Ltd. ("Bradford Ltd.") included in the Registration Statement and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company and of Superior Ltd. and Bradford Ltd. on a pro forma consolidated or historical combined basis, as applicable, as of the respective dates indicated and the pro forma consolidated statements of income of the Company and the combined statements of income, cash flows and changes in partners' capital of Superior Ltd. and Bradford Ltd. for the respective periods specified, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected pro forma consolidated financial data of the Company and historical combined financial data of Superior Ltd. and Bradford Ltd. included in the Registration Statement and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the pro forma consolidated financial statements of the Company and the combined interim or audited financial statements of Superior Ltd. and Bradford Ltd. included in the Registration Statement and the Prospectus. The other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and the Subsidiaries and present fairly, in all material respects, the information shown thereby. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

         (z) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) any transaction that is material to the Company and the Subsidiaries contemplated or entered into by the Company or any of the Subsidiaries, (iv) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and its Subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

         (aa) Schneider Downs & Co., Inc., as of December 31, 2004 and during the periods covered by the balance sheet of the Company and the combined financial statements of Superior Ltd. and Bradford Ltd. and the related schedules and notes thereto included in the Registration Statement and the Prospectus on which they reported are independent registered public accountants as required by the Securities Act and the Securities Act Regulations. Schneider Downs & Co., Inc. is registered with the Public Company Accounting Oversight Board.

         (bb) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc)              As of the date hereof, the Company is not aware of
                  (i) any "significant deficiency" or "material weakness" (in each case, as defined in Public Company Oversight Board Standard No. 2) in the Company's internal control over reporting (as defined in Rule 13a-15(f)), whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

         (dd) Neither the Company or any Subsidiary, nor any of their respective directors, manager, or partners, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

         (ee) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

         (ff) The Company's class of common stock has been registered under Section 12(g) of the Exchange Act, and the Securities have been authorized for trading on the Nasdaq National Market (the "Nasdaq").


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

         (gg) Neither the Company, the Subsidiaries nor any of their respective officers or directors has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

         (hh) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (ii) As of or immediately prior to the First Delivery Date, the Formation Transactions shall have become effective in all respects as described in the Prospectus under the caption "Certain Relationships and Related Party Transactions--The Contribution Agreement."

2.                Representations and Warranties of the Selling Stockholders.

         Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

         (a) As of the First Delivery Date and the Optional Delivery Date, as applicable, such Selling Stockholder will be the record and beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement, free and clear of all adverse claims, except for those arising under this Agreement; and upon delivery of and payment for such Securities hereunder in accordance with the provisions of
                  Section 3(d) hereof, the several Underwriters will acquire a security entitlement (as that term is defined in the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") with respect to the Securities, and no action based on an adverse claim (as that term is defined under the New York UCC) to the Securities may be asserted against any of the Underwriters, provided that each such Underwriter does not have notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC). Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

         (b) Such Selling Stockholder has duly authorized, executed and delivered a Custody Agreement ("Custody Agreement"), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to the Company, as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Stockholder will, on or prior to the First Delivery Date, place in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; as of the First Delivery Date, such certificates will represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and, as of the First Delivery Date, such certificates will be duly and properly endorsed in blank for transfer, or will be accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

         (c) Such Selling Stockholder has the power and authority to enter into this Agreement and each of the Formation Transaction Agreements to which such Selling Stockholder is a party, and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder pursuant to this Agreement; and such Selling Stockholder has duly authorized, executed and delivered to Thomas W. Stoelk, David E. Wallace and Mark A. Snyder, each as attorney-in-fact (the "Attorneys-in-Fact"), an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

         (d) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each of the Formation Transaction Agreements to which such Selling Stockholder is a party constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the Custody Agreement, the Power of Attorney and each of the Formation Transaction Agreements to which such Selling Stockholder is a party and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this

                  Agreement, the Custody Agreement, the Power of Attorney and each of the Formation Transaction Agreements to which such Selling Stockholder is a party or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as (i) has been obtained or made under the Securities Act or the Exchange Act or as may be required by state securities or "blue sky" laws, (ii) may be required by the bylaws and rules of the NASD or NASDR, (iii) has been obtained under the HSR Act, or (iv) is otherwise expressly contemplated by the Contribution Agreement.

         (e) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Stockholder.

         (f) Other than as contemplated by this Agreement and except as disclosed in the Registration Statement and Prospectus, there is no broker, finder or other party that is entitled to receive from such Selling Stockholder any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

3.                Sale, Purchase and Delivery of Securities.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell 4,433,193 Firm Securities, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Securities set forth opposite the Underwriter's name in Schedule B hereto, at a purchase price per share of $13.00, and (ii) in the event and to the extent that the Underwriters shall exercise their option to purchase Optional Securities as provided in Section 3(b) below, the Company agrees to issue and sell up to 840,000 Optional Securities. The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deem advisable to avoid fractional shares. The purchase price per share of the Optional Securities shall be the same as that of the Firm Securities.

         (b) The Company hereby grants to the Underwriters the right to purchase, at their election the number of Optional Securities indicated with respect to the Company in Section 3(a) above, at a purchase price per share equal to the purchase price per share of the Firm Securities, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event earlier than the First Delivery Date (as defined below) or, unless the Representative and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         (c) The several Underwriters propose to offer the Securities for sale upon the terms and conditions and in the manner set forth in the Prospectus.

         (d) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company and the Custodian, shall be delivered by or on behalf of the Company and the Custodian to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and the Custodian to McDonald Investments Inc. at least forty-eight hours in advance. The Company and the Custodian will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at a location in New York, New York as may be designated by you or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, August 3, 2005 or such other time and date as the Representative, the Company and the Custodian may agree upon in writing, and, with respect to the Optional Securities, on the date specified by the Representative in the written notice given by the Representative of its election to purchase such Optional Securities, or such date as the Representative, the Company and the Custodian may agree upon in writing. Such date for delivery of the Common Stock is herein called the "First Delivery Date," such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an "Optional Delivery Date," and each such time and date for delivery is herein called a "Delivery Date."

         (e) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

4. Certain Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

         (a) To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities).

         (b) If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

         (c) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act Regulations; during the period beginning on the date hereof and ending on the date, which in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Securities, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

         (d) No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with
                  Section 10(a)(3) of the Securities Act.

         (e) To make generally available to its securityholders via EDGAR within the required time periods after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act

                  Regulations (including, at the option of the Company, Rule 158 under the Securities Act).

         (f) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to employee option plans existing on the date of this Agreement), without the prior written consent of McDonald Investments Inc., provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed in this Section 4(f) shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentence shall not prohibit the issuance of (i) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards, in each case granted pursuant to any equity compensation plan or agreement referred to in the Prospectus or (ii) any shares of Common Stock that are issued pursuant to the transactions contemplated by the Contribution Agreement.

         (g) During a period of two years from the effective date of the Registration Statement, to deliver or to make available via EDGAR to the Representative promptly after they become available, copies of any reports and financial statements furnished by the Company to its stockholders or filed with the Commission, the NASD or any national securities exchange on which the Common Stock is listed.

         (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (i) To use its best efforts to list, subject to official notice of issuance, the Securities on the Nasdaq prior to the First Delivery Date and to maintain such listing and to file with the Nasdaq all documents and notices required in connection therewith.

         (j) To engage and maintain, at its expense, a registrar and transfer agent for the Securities.

         (k) Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or
                  (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company.

         (l) To cause each person listed on Schedule D hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Schedule C hereto, pursuant to which each such person shall agree not to, except as provided by this Agreement, directly or indirectly (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters. Notwithstanding the foregoing, each person listed on Schedule D hereto shall be entitled to transfer and assign shares of Common Stock (i) in the case of any such person that is a corporation, partnership, limited liability company or other entity (an "Entity"), to any other Entity that controls, is controlled by or is under common control with such Entity or to any equity holder of such Entity and (ii) in the case of any such person that is an individual, to a trust or limited partnership for the benefit of such person's spouse or members of such person's immediate family; provided that, in each case, such transferee or assignee of shares of Common Stock shall furnish to the Representative a letter substantially in the form of Schedule C hereto prior to any such transfer.

         (m) To comply with all of the provisions of any undertakings in the Registration Statement.

5.                Certain Agreements of the Selling Stockholders

         Each Selling Stockholder, severally and not jointly, covenants and agrees with each of the Underwriters as follows:

         (a) Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder and the fees of such Selling Stockholder's counsel.

         (b)               [Intentionally omitted.]

         (c) The Securities to be sold by such Selling Stockholder, represented by the certificates to be deposited with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, will be subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

         (d) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, except as provided in this Agreement, such Selling Stockholder will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing, without the prior written consent of McDonald Investments Inc., provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed in this Section 5(d) shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (e) The Selling Stockholder will not, without the prior written consent of McDonald Investments Inc., within 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

         (g) Such Selling Stockholder shall immediately notify you if such Selling Stockholder has knowledge of any event that occurs, or of any change in information relating to such Selling Stockholder, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. Expenses. The Company will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(a) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Securities on the Nasdaq; (e) the filing fees incident to, securing any required review by the National Association of

         Securities Dealers, Inc. of the terms of the sale of the Securities;
         (f) the cost of preparing share certificates; (g) the cost and charges of any transfer agent or registrar; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as specifically provided in clause (c) above, the Company shall have no liability for fees or disbursements of counsel for the Underwriters in connection with the transactions contemplated by this Agreement.

7. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 4(c) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

         (b) The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that:

                  (i)               The Company has been duly incorporated and
                           is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction and as of the dates listed on Exhibit A attached to such opinion.

                  (ii)              Each Subsidiary of the Company has been duly
                           formed or organized, as applicable, and is validly existing and in good standing as a limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its formation or organization, as applicable, with the requisite power and authority (limited liability company or limited partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in each jurisdiction and as of the dates listed on Exhibit B attached to such opinion.

                  (iii)             The Company's authorized, issued and
                           outstanding shares of Common Stock are as described in the Prospectus in the first paragraph under the caption "Description of Capital Stock." Except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any Common Stock or other ownership interests in the Company or any security convertible or exchangeable or exercisable for Common Stock or other ownership interests in the Company. All of the outstanding limited partner interests or limited liability company interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid (except to the extent required under the respective limited liability company agreements and limited partnership agreements of the Subsidiaries, as applicable) and nonassessable (except as may be limited by Section 18-706 of the Delaware LLC Act) and are owned by the Company, directly or indirectly through Subsidiaries, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims, other than those arising under the respective limited liability company agreements and limited partnership agreements of the Subsidiaries, and are free of any preemptive rights or similar rights.

                  (iv)              Each of the Selling Stockholders is the sole
                           record and beneficial owner of the Securities to be sold by such Selling Stockholder pursuant to this Agreement.

                  (v)               Upon (i) payment for the Securities to be
                           sold by each Selling Stockholder pursuant to this Agreement, (ii) physical delivery of the certificates representing the Securities to the American Stock Transfer & Trust Company in its capacity as the Company's transfer agent (the "Transfer Agent"), and registration of the Securities in the name of The Depository Trust Company ("DTC") or its nominee upon registration of the transfer by the Transfer Agent acting on behalf of the Company, on the

                           Company's share registry, and (iii) appropriate crediting on the books of DTC to the securities account of the Underwriters in accordance with the New York UCC, (A) DTC will be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the New York UCC (assuming that DTC does not have notice of any adverse claim to such securities),
                           (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement of such security entitlements and (C) no action based on any "adverse claim" (within the meaning of Section 8-102(a)(l) of the New York UCC) to such Securities may be asserted against the Underwriters with respect to such securities entitlements (assuming that the Underwriters acquire such security entitlement without notice of any adverse claims).

                  (vi)              The Custody Agreement and the Power of
                           Attorney are valid and binding agreements of the Selling Stockholders, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

                  (vii)             This Agreement has been duly authorized,
                           executed and delivered by the Company.

                  (viii)            Each of the Formation Transaction Agreements
                           has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ix)              The Securities have been duly authorized by
                           the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims. The issuance and sale of the Securities will not be subject to any preemptive or similar rights and the Securities will conform in all material respects to the description thereof in the Prospectus under the caption "Description of Capital Stock."

                  (x)               The Registration Statement has been declared
                           effective by the Commission under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or are pending or are contemplated or threatened by the Commission; and the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus (other than the financial statements, including the notes and schedules thereto and the auditors' reports thereon, included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.

                  (xi)              To such counsel's knowledge, other than as
                           described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement, and to the extent any person has such registration or other similar rights, such rights have been waived with respect to registration of securities in connection with the Registration Statement.

                  (xii)             To such counsel's knowledge, there are no
                           contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents.

                  (xiii)            No consent, approval, authorization, or
                           order of, or filing or registration under the DGCL, the Delaware LLC Act or federal law is required for the consummation of the transactions contemplated by this Agreement and the Formation Transaction Agreements, except such as (i) has been obtained or made under the Securities Act or the Exchange Act or as may be required by state securities or "blue sky" laws, (ii) may be required by the bylaws and rules of the NASD or NASDR, (iii) has been obtained under the HSR Act, or (iv) is otherwise expressly contemplated by the Contribution Agreement.

                  (xiv)             The issuance and sale of the Securities and
                           the compliance by the Company with all of the provisions of this Agreement and the Formation Transaction Agreements and the consummation of the transactions contemplated herein and therein will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under (A) the certificate of incorporation, by-laws, limited partnership agreement, limited liability company agreement or similar organizational documents of the Company or any of the Subsidiaries, as applicable, (B) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument which is listed on Exhibit C to such opinion, or (C) the DGCL, the Delaware LLC Act or federal law, except, with respect to clause (B), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xv)              To such counsel's knowledge, there are no
                           actions, suits, proceedings, inquiries or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject that are required to be described in the Prospectus but are not so described.

                  (xvi)             The Company is not, and after giving effect
                           to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act.

                  (xvii)            The statements contained in (i) the
                           Prospectus under the captions,
                           "Business--Environmental Regulation," "Description of Capital Stock," and "Shares Eligible For Future Sale" and (ii) in Item 14 of the Registration Statement, insofar as such statements purport to summarize legal matters or provisions of the documents referred to therein, present accurate and fair summaries of such legal matters and provisions.

                  Such counsel shall state that, although such counsel has not independently verified, is not passing upon, and does not assume any responsibility for, the accuracy or completeness (except as and to the extent set forth in paragraph (xiv) above) of the information contained in the Registration Statement and the Prospectus, they have participated in the preparation of the Registration Statement and the Prospectus; from time to time, such counsel has had discussions with officers, directors and employees of the Company, with representatives of Schneider Downs & Co., Inc., the independent accountants who examined the financial statements of the Company contained in the Registration Statement and the Prospectus, with representatives of the Underwriters and with counsel to the Underwriters; and, on the basis of the foregoing (relying as to the facts upon which determinations of materiality are made upon statements of fact made by officers and other representatives of the Company that such counsel has deemed necessary or appropriate for the purpose of such letter), such counsel advises you that nothing has come to such counsel's attention which would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditors' reports thereon, or other financial or statistical data contained in the Registration Statement) or that the Prospectus, as of its date or at the First Delivery Date or the Optional Delivery Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditors' reports thereon, or other financial or statistical data contained in the Prospectus).

                  In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the States of New York, Texas and Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Delivery Date or the Optional Delivery Date, as the case may be, shall be in form and substance satisfactory to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were addressed to it and shall be furnished to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

         (d) Each of Reed Smith and Greco & Lander, P.C., counsel for the Selling Stockholders, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that:

                  (i)               Each of the Selling Stockholders has the
                           power and authority to enter into the Custody Agreement, the Power of Attorney and this Agreement and to perform and discharge such Selling Stockholder's obligations thereunder and hereunder; and this Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholders.

                  (ii)              The execution and delivery of this
                           Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its property is subject, any such Selling Stockholder's charter, by-laws or other governing document, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

                  In rendering such opinion such counsel may rely as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Stockholders provided that the extent of such reliance is specified in such opinion.

         (e) Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative.

         (f) The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representative, from Schneider Downs & Co., Inc., containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus, provided that the letter delivered on the First Delivery Date shall use a "cut-off date" not earlier than the third day prior to the First Delivery Date.

         (g) The Company will, on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that:

                  (i)               The representations and warranties of the
                           Company in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

                  (ii)              No stop order suspending the effectiveness
                           of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                  (iii)             When the Registration Statement became
                           effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

                  (iv)              Subsequent to the respective dates as of
                           which information is given in the Registration Statement and Prospectus, except as set forth in the Prospectus, there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (h) On each Delivery Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate or certificates, dated such Delivery Date and addressed to you, signed by each of the Selling Stockholders or such Selling Stockholder's Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made on and as of the date thereof, and that such Selling

                  Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Delivery Date.

         (i) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capitalization of the Company or any change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects (other than as a result of an event, circumstance or condition applicable to the oil and gas or oilfield services industries as a whole) or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (j) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq,
                  (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq, (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (k) The Representative shall have received from each person listed on Schedule D hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule C.

         (l) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

8.                Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 8(f); and provided further, that with respect to any Preliminary Prospectus, the indemnity set forth in this
                  Section 8(a) shall not inure to the benefit of any Underwriter on account of any loss, claim, damage or liability arising from the sale of Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to such person within the time required by the Securities Act and the Securities Act Rules, and the untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact in the Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d) hereof.

         (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment or supplement made in reliance upon and in conformity written information furnished to the Company by such Selling Stockholder expressly for inclusion therein, which information consists solely of the information set forth with respect to such Selling Stockholder in the Prospectus in the table under the caption "Principal and Selling Stockholders," and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that with respect to any Preliminary Prospectus, the indemnity set forth in this Section 8(b) shall not inure to the benefit of any Underwriter on account of any loss, claim, damage or liability arising from the sale of Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the time may be amended or supplemented, to such person within the time required by the Securities Act and the Securities Act Rules, and the untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact in the Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d) hereof. Notwithstanding anything in this Agreement to the contrary, the liability of each Selling Stockholder under this Section 8(b) shall be limited to the total proceeds received by such Selling Stockholder from the sale of Securities (net of underwriting discounts and commissions, but before deducting expenses) pursuant to this Agreement.

         (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of
                  Section 15 of the Securities Act, and each Selling Stockholder, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 8(f), and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a),
                  (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or
                  (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters, respectively, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the

                  Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total proceeds to such Selling Stockholder from the sale of the Securities sold by such Selling Stockholder pursuant to this Agreement exceed the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company and the Selling Stockholders identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus. The Company and the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus are the statements to be contained in such letter.

9. Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common

         Stock set forth opposite their respective names on Schedule B bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 8 and Section 11 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Common Stock or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 7(i) or (j) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 6, 8 and 11 hereof.

11. Reimbursement of Underwriters' Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10, other than by reason of the occurrence of any event specified in Sections 7(j)(i),
         (iii), (iv) or (v), but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Default by the Company. If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets, KeyBanc Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Daniel Stolzer; and with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Christopher M. Kelly, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-1238);

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 1380 Rt. 286 East, Suite #121, Indiana, Pennsylvania 15701, Attention:
                  David E. Wallace; with a copy (which shall not constitute notice) to Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760, Attention: T. Mark Kelly, Esq. (Facsimile: 713-615-5531; Telephone:
                  713-758-4592.);

         (c) if to any of the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Attorney-in-Fact as set forth in the Powers of Attorney.

                  Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of
         Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Selling Stockholders, and any person controlling the Company and the Selling Stockholders within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature Page Follows.]

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                                     Very truly yours,

                                         SUPERIOR WELL SERVICES, INC.



                                         By: /s/ David E. Wallace
                                         --------------------------------------
                                         Name: David E. Wallace
                                         Title: CEO

                                         SELLING STOCKHOLDERS



                                         By: /s/ David E. Wallace
                                         --------------------------------------
                                         Name: David E. Wallace
                                         Attorney-in-Fact

Accepted and agreed by:

KeyBanc Capital Markets, a division of
   McDonald Investments Inc.

   Acting as Representative of the
   Several Underwriters named
   in attached Schedule B

McDonald Investments Inc.


By: /s/ David Gruber
   -----------------------------------
   Name: David Gruber
   Title: Managing Director

                                                                      SCHEDULE A


                         SELLING STOCKHOLDERS

                                                 Number of Firm
Name                                          Securities to be Sold
----                                          ---------------------
Dennis C. Snyder                                       119,880
Richard G. Snyder                                      119,880
Mark A. Snyder                                          50,000
David E. Snyder                                        115,924
Thomas C. Snyder                                       115,804
C.H. Snyder, Jr. Grantor
Retained Annuity Trust                                 119,880
David E. Wallace                                       181,773
Jacob B. Linaberger                                    181,893
Rhys R. Reese                                          181,773

                                                                      SCHEDULE B


                                                                   NUMBER OF
                                                                FIRM SECURITIES
                                                                     TO BE
                     UNDERWRITER                                  PURCHASED
                     -----------                                ---------------
KeyBanc Capital Markets, a division of
    McDonald Investments Inc. ...............................     2,810,000
A.G. Edwards & Sons Inc. ....................................     1,124,000
RBC Capital Markets Corp. ...................................       843,000
Simmons & Company International .............................       843,000

         Total ...............................................    5,620,000
                                                                  =========

                                                                      SCHEDULE C


                        FORM OF LOCK-UP LETTER AGREEMENT


                                                            _________ ____, 2005


KeyBanc Capital Markets, a division of
   McDonald Investments Inc.
As Representative of the several Underwriters
c/o McDonald Investments Inc.
   McDonald Investment Center
   800 Superior Avenue
   Cleveland, Ohio  44114

Ladies and Gentlemen:

                  The undersigned understands that you, as representative (the "Representative"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in Schedule B to such agreement (the "Underwriters"), with Superior Well Services, Inc., a Delaware corporation (the "Company") and the Selling Stockholders named therein (the "Selling Stockholders") providing for a public offering (the "Offering") of shares of the common stock of the Company, par value $0.01 per share (the "Common Stock"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company and the Selling Stockholders. The undersigned acknowledges that the Company, the Selling Stockholders, you and the other Underwriters will proceed with the Offering in reliance of this Lock-Up Letter Agreement.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of McDonald Investments Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 180 days after the date of the Prospectus (the "Lock-Up Period"). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to transfer and assign shares of Common Stock [if the undersigned is a corporation, partnership, limited liability company or other entity: to any corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with the undersigned or to any equity holder of the undersigned] [if the undersigned is an individual: to a trust or limited partnership for the benefit of the undersigned's spouse or members of the undersigned's immediate family]; provided that such transferee or assignee of shares of Common Stock shall furnish to the Representative a Lock-Up Letter substantially in the form of Schedule C to the Underwriting Agreement prior to any such transfer.

                  Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless McDonald Investments Inc. waives, in writing, such extension.

                  The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by McDonald Investments Inc. to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

                  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                  With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

                  If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

                  This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                               Very truly yours,



                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                      SCHEDULE D

PERSONS TO EXECUTE LOCK-UP LETTER AGREEMENTS:

         C.H. Snyder, Jr.

         Dennis C. Snyder

         Richard G. Snyder

         Mark A. Snyder

         David E. Snyder

         Thomas C. Snyder

         Snyder Associated Companies

         Jacob B. Linaberger

         David E. Wallace

         Rhys R. Reese

         Allegheny Mineral Corp.

         Armstrong Cement & Supply Corp.

         C.H. Snyder, Jr. Grantor Retained Annuity Trust


                                      D-1